Exhibit 99.2

FOR IMMEDIATE RELEASE

Contacts:	John Hulbert, Investors, (612) 761-6627
Erin Conroy, Media, (612) 761-5928
Target Media Hotline, (612) 696-3400

Target Corporation Announces the Pricing Terms of Its Cash Tender Offers for Certain Outstanding Debt Securities

MINNEAPOLIS (October 7, 2020) — Target Corporation (“Target”) (NYSE:TGT) today announced the pricing terms of its previously-announced cash tender offers (collectively, the “Offers”) for an aggregate purchase price sufficient to allow Target to accept for purchase all of the debt securities identified in the table below (collectively referred to as the “Securities” and each referred to as a “series” of Securities) validly tendered and not validly withdrawn on or before the Early Tender Deadline referenced below (excluding accrued and unpaid interest to, but not including, the settlement date and excluding fees and expenses related to the Offers) (the “Amended Maximum Tender Amount”) from each registered holder of Securities (individually, a “Holder,” and collectively, the “Holders”). Subject to the Amended Maximum Tender Amount, the Offers and order of priority (the “Acceptance Priority Levels”) set forth in the table below are as described in the Offer to Purchase, dated September 23, 2020, as amended or supplemented (the “Offer to Purchase”).

The “Total Consideration” for each series per $1,000 principal amount of Securities validly tendered and accepted for purchase pursuant to the Offers was determined by reference to the applicable fixed spread over the yield to maturity based on the bid side price of the applicable U.S. Treasury Security, in each case as set forth in the table below, and is payable to Holders of the Securities who validly tendered and did not validly withdraw their Securities on or before 5:00 p.m., New York City time, on October 6, 2020 (the “Early Tender Deadline”) and whose Securities are accepted for purchase by Target. The Reference Yields (as determined pursuant to the Offer to Purchase) listed in the table were determined at 10:00 a.m., New York City time, today, October 7, 2020, by the lead dealer managers (identified below). The Total Consideration for each series of Securities includes an early tender premium of $30 per $1,000 principal amount of Securities validly tendered and not validly withdrawn by such Holders and accepted for purchase by Target.

As announced yesterday, Target has amended the Offers by increasing the Maximum Tender Amount disclosed in the Offer to Purchase to the Amended Maximum Tender Amount, which has now been established as $2.246 billion.

The following table sets forth certain information regarding the Securities and the Offers:

Title of Security	CUSIP Number	Acceptance Priority Level	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points)(1)	Total Consideration(2)	Aggregate Principal Amount Tendered(3)	Aggregate Principal Amount Expected to be Accepted for Purchase
7.000% Notes due 2038	87612EAU0	1	1.25% UST due May 15, 2050	1.589%	+70	$1,668.85	$69,896,000	$69,896,000
6.500% Notes due 2037	87612EAR7	2	1.25% UST due May 15, 2050	1.589%	+70	$1,590.81	$104,747,000	$104,747,000
4.000% Notes due 2042	87612EBA3	3	1.25% UST due May 15, 2050	1.589%	+70	$1,291.62	$391,670,000	$391,670,000
3.625% Notes due 2046	87612EBF2	4	1.25% UST due May 15, 2050	1.589%	+78	$1,239.50	$394,017,000	$394,017,000
3.900% Notes due 2047	87612EBG0	5	1.25% UST due May 15, 2050	1.589%	+78	$1,300.85	$224,291,000	$224,291,000
6.35% Debentures due 2032	87612EAK2	6	0.625% UST due August 15, 2030	0.780%	+90	$1,508.02	$48,155,000	$48,155,000
7.00% Debentures due 2031	87612EAF3	7	0.625% UST due August 15, 2030	0.780%	+85	$1,528.40	$5,546,000	$5,546,000
6.65% Debentures due 2028	239753DL7	8	0.625% UST due August 15, 2030	0.780%	+55	$1,393.56	$2,331,000	$2,331,000
6.75% Debentures due 2028	239753DJ2	9	0.625% UST due August 15, 2030	0.780%	+50	$1,376.58	$7,645,000	$7,645,000
2.650% Notes due 2030	87612EBK1	10	0.625% UST due August 15, 2030	0.780%	+55	$1,119.60	$519,791,000	$519,791,000

(1)	Includes the Early Tender Premium.

(2)	Per $1,000 principal amount of the Securities that are tendered and accepted for purchase.

(3)	As of the Early Tender Deadline.

All payments for Securities purchased in connection with the Early Tender Deadline will also include accrued and unpaid interest on the principal amount of Securities purchased from the last interest payment date applicable to the relevant series of Securities up to, but not including, the early settlement date, which is expected to occur on October 8, 2020.

Target expects to accept for purchase on the early settlement date the aggregate principal amount of each series of the Securities set forth in the column titled, “Aggregate Principal Amount Expected to be Accepted for Purchase,” in the table above.

As described in the Offer to Purchase, Securities validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be accepted for purchase in priority to other Securities validly tendered following the Early Tender Deadline even if such Securities validly tendered following the Early Tender Deadline have a higher Acceptance Priority Level than Securities validly tendered on or prior to the Early Tender Deadline. Although the Offers are scheduled to expire at 11:59 p.m., New York City time, on October 21, 2020, because the Amended Maximum Tender Amount equals the aggregate purchase price required to accept all Securities validly tendered and not validly withdrawn by the Early Tender Deadline, Target does not expect to accept for purchase any tenders of Securities after the Early Tender Deadline. Any Securities tendered after the Early Tender Deadline will be promptly credited to the account of the Holder of such Securities maintained at The Depository Trust Company and otherwise returned in accordance with the Offer to Purchase.

In accordance with the terms of the Offers, the withdrawal deadline was 5:00 p.m., New York City time, on October 6, 2020. As a result, tendered Securities may not be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by Target).

Target reserves the absolute right, subject to applicable law, to: (i) waive any and all conditions to the Offers; (ii) extend or terminate the Offers; (iii) increase or decrease the Maximum Tender Amount without extending the Early Tender Deadline or the Withdrawal Deadline; or (iv) otherwise amend the Offers in any respect.

Information Relating to the Offers

Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC are acting as the lead dealer managers for the Offers and Barclays Capital Inc., BofA Securities, Inc. and U.S. Bancorp Investments, Inc. are acting as dealer managers (collectively, the “Dealer Managers”). The information agent and tender agent for the Offers is Global Bondholder Services Corporation. Copies of the Offer to Purchase and related offering materials are available by contacting Global Bondholder Services Corporation by telephone at (866) 924-2200 (toll-free) or (212) 430-3774 (banks and brokers) or by email at contact@gbsc-usa.com. Questions regarding the Offers should be directed to Citigroup Global Markets Inc., Liability Management Group, at (212) 723-6106 (collect) or (800) 558-3745 (toll-free), Deutsche Bank Securities Inc., Liability Management Group, at (212) 250-2955 (collect) or (866) 627-0391 (toll-free) or Goldman, Sachs & Co. LLC, Liability Management Group, at (212) 902-6351 (collect) and (800) 828-3182 (toll-free).

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The solicitation of offers to sell the Securities is only being made pursuant to the terms of the Offer to Purchase. The offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Target or its affiliates, their respective board of directors, the Dealer Managers, the information and tender agent or the applicable trustee is making any recommendation as to whether or not Holders should tender their Securities in connection with the Offers, and neither Target nor any other person has authorized any person to make any such recommendation.

About Target

Minneapolis-based Target Corporation (NYSE:TGT) serves guests at nearly 1,900 stores and at Target.com. Since 1946, Target has given 5% of its profit to communities, which today equals millions of dollars a week. For the latest store count or for more information, visit Target.com/Pressroom. For a behind-the-scenes look at Target, visit Target.com/abullseyeview or follow @TargetNews on Twitter.